Exhibit 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the attached Statement on Schedule 13G relating to the common stock, $0.01 par value per share of Telular Corporation is filed on behalf of each of them.


         Date: November 3, 2006

                                            CSI Wireless LLC

                                            /s/Steven Koles
                                            -----------------------------
                                               Signature

                                            Steven Koles, President & CEO
                                            ------------------------------
                                                 Name/Title



                                            CSI Wireless Corporation

                                            /s/Steven Koles
                                            -----------------------------
                                               Signature

                                            Steven Koles, President & CEO
                                            ------------------------------
                                                 Name/Title


                                            CSI Wireless Inc.

                                            /s/Steven Koles
                                            -----------------------------
                                               Signature

                                            Steven Koles, President & CEO
                                            ------------------------------
                                                 Name/Title



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